UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2021

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on December 24, 2020, (i) Peabody Energy Corporation, a Delaware corporation (“Peabody” or the “Company”), (ii) certain of the Company’s subsidiaries, (iii) each of the revolving lenders (the “Revolving Lenders”) under the Company’s first lien secured credit facility, dated April 3, 2017 (as modified, amended or supplemented from time to time, “Credit Agreement”), among Peabody, as borrower, JPMorgan Chase Bank, N.A., as administrative agent (as successor to Goldman Sachs Bank USA in its capacity as administrative agent) (the “Administrative Agent”), and other lenders party thereto, (iv) the Administrative Agent, and (v) certain holders, or investment advisors, sub-advisors, or managers of discretionary accounts that hold (together with their respective successors and permitted assigns, each, a “Consenting Noteholder” and, collectively, the “Consenting Noteholders”) the Company’s 6.000% Senior Secured Notes due 2022, entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, and as further amended and restated on December 31, 2020, the “Amended and Restated Transaction Support Agreement”) to agree to support the series of previously announced transactions (collectively, the “Recapitalization Transactions”) to, among other things, provide the Company with maturity extensions and covenant relief, while allowing it to maintain sufficient operating liquidity and financial flexibility.

On January 29, 2021, and in connection with the previously announced settlement of the Recapitalization Transactions, the Company entered into an amendment (the “TSA Amendment”) with the parties to the Amended and Restated Transaction Support Agreement, including certain of the Company’s subsidiaries, the Revolving Lenders, the Administrative Agent, and the Consenting Noteholders. The TSA Amendment, among other things, amends the Amended and Restated Transaction Support Agreement by requiring the Company to amend the indentures that govern the new notes to be issued in connection with the Recapitalization Transactions by no later than February 3, 2021, to add additional restrictive covenants and events of default and provide the holders of the new notes with certain additional remedies or prepayment rights, such that the new notes have substantially the same terms as the credit agreements being entered into with the Revolving Lenders in connection with the Recapitalization Transactions. Such amendments to the indentures to the new notes will be effected following the settlement of the Recapitalization Transactions in accordance with the terms of the TSA Amendment and the applicable indentures.

The foregoing summary of the TSA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TSA Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The exhibits to the TSA Amendment will be filed by amendment to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Transaction Support Agreement, dated as of January 29, 2021, between Peabody, certain subsidiaries of Peabody, the Revolving Lenders, the Administrative Agent, and the Consenting Noteholders (without exhibits)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

January 29, 2021	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer